UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 29, 2006
Date of Report (Date of earliest event reported)
SYNTAX-BRILLIAN CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-50289	05-0567906

(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)
1600 N. DESERT DRIVE
TEMPE, ARIZONA
85281
(Address of Principal Executive Offices) (Zip Code)
(602) 389-8888
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 3.02. Unregistered Sales of Equity Securities
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-4.16
EX-4.17
EX-10.42
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement.
     On March 29, 2006, we sold to Taiwan Kolin Co. Ltd., or Kolin, 3,000,000 shares of our common stock and a warrant to purchase 750,000 shares of our common stock for gross proceeds of $15,000,000 pursuant to a securities purchase agreement (the “Private Placement”). A copy of the securities purchase agreement is filed herewith as Exhibit 10.42. The warrant has an exercise price of $5.00 per share (subject to certain adjustments) and is exercisable for a term of five years beginning on September 26, 2006. The warrant is filed herewith as Exhibit 4.16.
     In connection with the issuance of the common stock and the warrant, we entered into a registration rights agreement. Pursuant to the registration rights agreement, we are required to file a registration statement under the Securities Act of 1933 covering the resale of the common stock and the common stock issuable upon exercise of the warrant. We will pay all expenses incurred in connection with the registration, except for underwriting discounts and commissions. A copy of the registration rights agreement is attached hereto as Exhibit 4.17.
     Kolin is the principal contract manufacturer of our LCD HDTVs and our 65-inch LCoS HDTV, and our sole source of electronic components and subassemblies for our LCD HDTVs. We are party to multiple agreements with Kolin, including a manufacturing agreement, agreements concerning rebates to us on purchases from Kolin, and a five-year exclusive distribution agreement that grants us the exclusive right to market and distribute products under the Kolin brand throughout North America. Also, Christopher C. L. Liu, President and a member of the board of directors of Kolin, serves as a member of our board of directors. As a result of the Private Placement, Kolin now currently holds approximately 12.5% of our outstanding common stock, excluding any shares that Kolin may acquire upon exercise of the warrant.
Item 3.02. Unregistered Sales of Equity Securities.
     The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02 with respect to the terms and sale of the common stock and the warrant. The sale of the common stock and issuance of the warrant were made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. In this regard, the securities were sold to one purchaser that made representations to us that (1) the securities were being acquired by the purchaser for investment only and not with view to or for sale in connection with any distribution of the securities, (2) the purchaser had such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluating the merits and risks of its investment, and (3) the purchaser is an “accredited investor” within the meaning of the Securities Act. The closing of the sale of the common stock and issuance of the warrant occurred on March 29, 2006. We intend to use the net proceeds from the sale of the common stock and warrant for working capital and general corporate purposes. We paid a fee of $225,000 to Brean Murray, Carret & Co., LLC as compensation for its services in connection with the Private Placement.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits.

Exhibit
Number	Description
4.16	Warrant issued in connection with the Securities Purchase Agreement constituting Exhibit 10.42.

4.17	Registration Rights Agreement, dated as of March 29, 2006, between the Registrant and Taiwan Kolin Co. Ltd.

10.42	Securities Purchase Agreement, dated as of March 29, 2006, between the Registrant and Taiwan Kolin Co. Ltd.

99.1	Press release dated March 30, 2006 entitled “Syntax-Brillian Announces Strategic Investment”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTAX-BRILLIAN CORPORATION

Date: April 3, 2006	By:	/s/ Wayne A. Pratt

Wayne A. Pratt
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
4.16	Warrant issued in connection with the Securities Purchase Agreement constituting Exhibit 10.42.

4.17	Registration Rights Agreement, dated as of March 29, 2006, between the Registrant and Taiwan Kolin Co. Ltd.

10.42	Securities Purchase Agreement, dated as of March 29, 2006, between the Registrant and Taiwan Kolin Co. Ltd.

99.1	Press release dated March 30, 2006 entitled “Syntax-Brillian Announces Strategic Investment”